ENDOGEN, INC.

                                                                    EXHIBIT 11.1


                   Computation of Net Income (Loss) Per Share
                                   (Unaudited)

                                                           Three Months Ended                    Six Months Ended
                                                               November 30,                         November 30,
                                                           1998            1997                 1998            1997
                                                     --------------   --------------      --------------   --------------
BASIC
-----
Weighted average number of common
   shares outstanding                                   3,454,314        3,428,461           3,449,674        3,424,225
                                                     ==============   ==============      ==============   ==============

Net income (loss) applicable to common shares        $   (177,817)    $    171,715        $   (146,612)    $    265,893
                                                     ==============   ==============      ==============   ==============

Basic earnings (loss) per share                      $      (0.05)    $       0.05        $      (0.04)    $       0.08
                                                     ==============   ==============      ==============   ==============


DILUTED
-------
Weighted average number of common
  shares outstanding                                    3,454,314        3,428,461           3,449,674        3,424,225

Weighted average incremental shares from the
  assumed exercise of stock options and warrants               --          262,933                  --          213,761

                                                     --------------   --------------      --------------   --------------

                                                        3,454,314        3,691,394           3,449,674        3,637,986
                                                     ==============   ==============      ==============   ==============

Net income (loss) applicable to common shares
  and common equivalent shares                       $   (177,817)    $    171,715          $ (146,612)    $    265,893
                                                     ==============   ==============      ==============   ==============

Diluted earnings (loss) per share                    $      (0.05)    $       0.05          $    (0.04)    $       0.07
                                                     ==============   ==============      ==============   ==============